UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 22, 2010, the Board of Directors (the “Board”) of Xerium Technologies, Inc. (the “Company”) approved changes to the Company’s executive compensation arrangements, which are described below.

Revised Base Salaries

The Board approved revised base salaries, effective June 1, 2010, for the Company’s Chief Executive Officer and Named Executive Officers as set forth in the table below. These are the first changes since early 2008.

Name	Previous Base Salary	Revised Base Salary
Stephen R. Light	$710,000	$795,000
David Pretty	$350,000	$405,000
Joan “John” Badrinas Ardevol	€275,000	€316,360

2010 Management Incentive Compensation Program

The Board approved an amendment and restatement of the Company’s Performance Award Program for 2010, the 2010 Management Incentive Compensation Program (the “2010 MIC”). Under the amended plan, payouts will be determined by the Company’s performance against an Adjusted EBITDA metric documented in the Company’s Plan of Reorganization. Fifty percent (50%) of any 2010 MIC award earned will be paid in cash and 50% is expected to be paid in the form of restricted stock units under the Company’s 2010 Equity Incentive Plan based on an average per-share price within a collar. MIC awards will be paid out based on a sliding scale ranging from 35% if the metric is achieved at 95% of target up to 200% if the metric is achieved at 125% of target. The amendment also adjusts annual financial results of the Company to the currencies used to create the 2010 operating budgets.

Long-Term Incentive Program

The Board approved the Company’s 2010-2012 Long Term Incentive Plan (“2010 – 2012 LTIP”) under the 2010 Equity Incentive Plan, which was provided for in the Company’s Plan of Reorganization filed with the federal bankruptcy court. Awards under the LTIP are both time-based and performance-based. A specific target share award is set for each participant in the 2010 – 2012 LTIP. Awards will be paid in the form of restricted stock units or shares of common stock of the Company, as described below. Awards are not intended to qualify for the exception under Section 162(m) of the Code.

Time-based awards, 35% of the total target award, will be granted in the form of time-based restricted stock units under the Company’s 2010 Equity Incentive Plan and will vest in equal installments on March 31, 2011, March 31, 2012, and March 10, 2013, and will be converted into shares of common stock as they vest.

Performance–based awards, 65% of the total award will vest (a) if the participant remains continuously employed with the Company through December 31, 2012 and (b) on a sliding scale ranging from 0% to 110% if the Company’s results fall between 80.1% and 110% of the three year cumulative Adjusted EBITDA documented in the Company’s Plan of Reorganization. Vested stock units will convert into shares of the Company’s common stock (“Performance Shares”) after the close of the three-year performance period. The Adjusted EBITDA metric will be adjusted to reflect currency exchange rates used in the preparation of the long range forecast in the Plan of Reorganization.

Amendment of Performance-Based Restricted Stock Unit Award

The Board approved an amendment to the terms of 25,000 restricted stock units (as adjusted to reflect the Company’s 20-to-1 reverse stock split on May 25, 2010) previously granted to Stephen R. Light, the Company’s Chairman, President and Chief Executive Officer, under the 2005 Equity Incentive Plan on January 1, 2010 (the “RSU Award”). The terms of the RSU Award now align with the 2010-2012 LTIP described above, including 35% as a time-based award, with the exception that no scale for performance above 100% is provided.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: September 28, 2010	By:	/S/ BRIAN J. FOX
	Name:	Brian J. Fox
	Title:	Interim Chief Financial Officer and Chief Accounting Officer